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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 4, 2003 relating to the financial statements and financial statement schedule of GTC Biotherapeutics, Inc., which appear in GTC Biotherapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 29, 2002.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 12, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS